Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-165972) on Amendment No. 1 to Form S-1 of U-Vend, Inc. (Formerly Internet Media Services, Inc.) of our report dated April 15, 2014, relating to our audits of the consolidated financial statements of Internet Media Services Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts".

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York
September 12, 2014